EXHIBIT 24.1

The Neptune Society, Inc.

Power of attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jerry A. Norman and Daniel M. Solberg, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of The Neptune Society, Inc. pursuant to The Neptune Society, Inc. 2002 Stock Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 5th day of May, 2005.

Signature	Title

/s/ Jerry A. Norman ____________________________________ Jerry A. Norman	Chief Executive Officer (principal executive officer)

/s/ Daniel M. Solberg ____________________________________ Daniel M. Solberg	Chief Financial Officer (principal financial and accounting officer)

* ____________________________________ Brent Lokash	Director and Chairman of the Board

* ____________________________________ Cameron Strang	Director